UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 26, 2014

EHEALTH, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33071	56-2357876
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

440 EAST MIDDLEFIELD ROAD MOUNTAIN VIEW, CALIFORNIA 94043 (Address of principal executive offices) (Zip Code)

(650) 584-2700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Bonus Plan

On March 26, 2014, the Compensation Committee of eHealth, Inc. (the “Company”) approved the Executive Bonus Plan. The payouts under the Executive Bonus Plan for the fiscal year ending December 31, 2014 will be determined by the Compensation Committee based 100% on company performance.

Company performance will be measured by the achievement of specific financial goals related to revenue and EBITDA. In the event that the Company meets the revenue performance goal, a participant will receive 60% of the participant’s target payout. In the event that the Company meets the EBITDA goal, a participant will receive 40% of the participant’s target payout. A participant will not receive any payout with respect to a goal that is achieved at less than 95%. If a goal is achieved at 95% the participant will receive 50% of the participant’s target payout and an additional 10% for each percentage point of additional achievement such that the participant will receive 90% of that goal’s target payout at 99% of the achievement of the goal. If the Company exceeds a goal, participants will receive amounts above that goal’s target payout for the relevant goal exceeded as follows:

•	In the event that the Company exceeds the revenue goal, each participant will receive for each percent achieved above the revenue goal an additional 5% of the target payout for the revenue goal up to a maximum additional payment of 50% (for a total of 150% of the participant’s target payout with respect to the revenue goal); and

•	With respect to the EBITDA goal, and only if 100% of the revenue goal is achieved, a participant will receive for each percent achieved above the EBITDA goal an additional 2.5% of the relevant target payout, up to a maximum of additional payout of 50% (for a total of 150% of the participant’s target payout with respect to the EBITDA goal).

The Company must be profitable on an operating basis (excluding non-cash charges) for a participant to qualify for the maximum payout under the Executive Bonus Plan for any specific company performance goal. If the Company is not profitable on an operating basis (excluding non-cash charges), the maximum possible payout shall be no more than 100% of the participant’s target incentive award.

The revenue and EBITDA goals and performance are determined by excluding, at the sole discretion of the Compensation Committee, (i) the effect of mergers and acquisitions closing in 2014 (if any), (ii) extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 or as otherwise determined by the Compensation Committee to be extraordinary or non-recurring in its discretion, and (iii) the effect of any changes in accounting principles affecting our reported results.

Under the Executive Bonus Plan, cash incentive bonus targets and maximum cash bonus award opportunities for fiscal year 2014, for named executive officers other than the Company’s chief executive officer (see below), are as follows:

	Estimated Future Payouts
	Target	Maximum
William Shaughnessy	$315,000	$472,500
Stuart M. Huizinga	$195,000	$292,500
Robert S. Hurley	$159,120	$238,680

Performance Bonus Plan

The Company’s Compensation Committee also approved a bonus award opportunity for the Company’s chief executive officer, Gary Lauer, as described above for other executive officers, but Mr. Lauer’s bonus award is being made under and pursuant to the Performance Bonus Plan rather than the Executive Bonus Plan, so that the Company may claim bonus compensation paid to Mr. Lauer as tax deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended. The revenue and EBITDA goals will be determined as described above. Mr. Lauer’s target bonus is equal to 80% of his base salary, or $520,000, and his maximum bonus opportunity is $780,000.

Section 8 — Other Events

Item 8.01	Other Events.

On March 31, 2014, the Company announced that its Board of Directors authorized a stock repurchase program, pursuant to which the Company may purchase up to $50 million of its common stock. Share repurchases under this program are expected to comply with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, and may be made through a variety of methods. The Company expects to fund the repurchase program from available working capital. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

This Current Report on Form 8-K contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding the company’s intention to repurchase shares of its common stock, the intended amount and method of implementation of the stock repurchase program, the expected compliance of the repurchases with Rule 10b-18 under the Securities Exchange Act of 1934, and the source of funding of repurchases under the program. These statements are not guarantees of future results and are inherently subject to various risks, uncertainties, and assumptions that are difficult to predict, including changing stock market conditions, and any future determination by eHealth that its cash is better used for other alternatives and the other risks described in eHealth’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the investor relations page of eHealth’s website at www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov. eHealth does not undertake any obligation to update any information contained in these forward-looking statements whether as a result of new information, future events or otherwise.

Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of eHealth, Inc. dated March 31, 2014 (eHealth, Inc. Announces Stock Repurchase Program)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2014	/s/ Stuart M. Huizinga

Stuart M. Huizinga
Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of eHealth, Inc. dated March 31, 2014 (eHealth, Inc. Announces Stock Repurchase Program)